UACSC 96-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 6/30/97

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
PRINCIPAL BALANCE RECONCILIATION                                            D O L L A R S                                NUMBERS
                                                       CLASS A-1      CLASS A-2        CLASS A-3      TOTAL CLASS A's
                                                    -------------   -------------   -------------     --------------     ------
Original Principal Balance                         188,000,000.00   97,000,000.00   25,999,057.10     310,999,057.10     24,044
Beginning Period Principal Balance                 105,868,910.20   97,000,000.00   25,999,057.10     228,867,967.30     19,276
Principal Collections - Scheduled Payments           3,287,566.37            0.00            0.00       3,287,566.37          0
Principal Collections - Payoffs                      2,894,443.50            0.00            0.00       2,894,443.50        414
Principal Withdrawal from Payahead                      13,466.55            0.00            0.00          13,466.55          0
Gross Principal Charge Offs                          1,081,067.84            0.00            0.00       1,081,067.84         76
Repurchases                                            113,605.50            0.00            0.00         113,605.50         17
Ending Balance                                      98,478,760.44   97,000,000.00   25,999,057.10     221,477,817.54     18,769
                                                    =============   =============   =============     ==============     ======

Certificate Factor                                      0.5238232       1.0000000       1.0000000          0.7121495
Pass Through Rate                                           6.190%          6.510%          6.630%             6.327%
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
CASH FLOW RECONCILIATION

Principal Wired                                                                                         6,196,539.37
Interest Wired                                                                                          2,350,496.13
Withdrawal from Payahead Account                                                                           20,634.52
Repurchases (Principal and Interest)                                                                      116,556.33
Charge Off Recoveries                                                                                     415,852.80
Interest Advances                                                                                          84,026.23
Certificate Account Interest Earned                                                                        28,876.03
Spread Account Withdrawal                                                                                       0.00
Class A Surety Bond Draw for
     Class I Interest                                                                                           0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                              0.00
Total Cash Flow                                                                                         9,212,981.41
                                                                                                        ============

TRUSTEE DISTRIBUTION  (7/09/97)

Total Cash Flow                                                                                         9,212,981.41
Unrecovered Advances on Defaulted Receivables                                                              27,720.18
Servicing Fee (Due and Unpaid)                                                                                  0.00
Interest to Class A-1 Certificateholders                                                                  546,107.13
Interest to Class A-2 Certificateholders                                                                  526,225.00
Interest to Class A-3 Certificateholders                                                                  143,644.79
Interest to Class I Certificateholders                                                                    396,274.72
Principal to Class A-1 Certificateholders                                                               7,390,149.76
Principal to Class A-2 Certificateholders                                                                       0.00
Principal to Class A-3 Certificateholders                                                                       0.00
Surety Bond Premium                                                                                        27,684.73
Interest Advance Recoveries from Payments                                                                  70,566.19
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                  0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                    0.00
Deposit to Payahead                                                                                        19,542.10
Certificate Account Interest to Servicer                                                                   28,876.03
Payahead Account Interest to Servicer                                                                       1,596.07
Excess                                                                                                     34,594.71
Net Cash                                                                                                        0.00
                                                                                                        ============
Monthly Servicing Fee and the Spread Amount                                                             1,334,513.08
                                                                                                        ============
Servicing Fee Retained from Interest Collections                                                          190,723.31
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
SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                                0.00
Beginning Balance                                                                                       2,745,975.69
Trustee Distribution of Excess                                                                             34,594.71
Interest Earned                                                                                            12,405.99
Spread Account Draws                                                                                            0.00
Reimbursement for Prior Spread Account Draws                                                                    0.00
Distribution of Funds to Servicer                                                                               0.00
Ending Balance                                                                                          2,792,976.39
                                                                                                       =============
Required Balance                                                                                       11,073,890.88

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                       15,549,952.85
Beginning Balance                                                                                       8,697,422.68
Reduction Due to Spread Account                                                                           (47,000.70)
Reduction Due to Principal Reduction                                                                     (369,507.49)
Ending Balance                                                                                          8,280,914.49
                                                                                                        ============
First Loss Protection Required Amount                                                                   8,280,914.48
First Loss Protection Fee %                                                                                     2.00%
First Loss Protection Fee                                                                                  13,801.52

SURETY BOND  RECONCILIATION

Original Balance                                                                                      310,999,057.10
Beginning Balance                                                                                     227,320,287.78
Draws                                                                                                           0.00
Reimbursement of Prior Draws                                                                                    0.00
Ending Balance                                                                                        227,320,287.78
Adjusted Ending Balance Based
     Upon Required Balance                                                                            219,817,946.30
Required Balance                                                                                      219,817,946.30

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                         363,479.28
Deposit                                                                                                    19,542.10
Payahead Interest                                                                                           1,596.07
Withdrawal                                                                                                 20,634.52
Ending Balance                                                                                            363,982.93
                                                                                                        ============
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